Exhibit 5.1

February 6, 2025 Varonis Systems, Inc. 1250 Broadway, 28th Floor New York, New York 10001

Re: Varonis Systems, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as New York counsel to Varonis Systems, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 413,011 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, reserved for issuance pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “2015 ESPP”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the Registration Statement;

(b) a copy of the Amended and Restated Certificate of Incorporation, adopted on March 5, 2014, certified by the Secretary of the Company;

(c) a copy of the Amended and Restated Bylaws of the Company, adopted on February 3, 2022, certified by the Secretary of the Company;

(d) a copy of Resolutions of the Board of Directors of the Company relating to the 2015 ESPP, adopted on March 19, 2015, certified by the Secretary of the Company; and

(e) the 2015 ESPP.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares reserved for issuance pursuant to the 2015 ESPP, as referenced above, have been duly authorized for issuance and sale pursuant to the 2015 ESPP by all necessary corporate action of the Company, and when issued as provided under the 2015 ESPP, they will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the issuance of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SL:BF